UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 09, 2012

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

We recently learned of Starbucks’ planned initiative in the espresso-based single-cup category. As previously announced, we are working with Luigi Lavazza S.p.A. (“Lavazza”) to co-develop a new single-serve espresso-based machine that we believe would complement our Keurig® Single Cup Brewers. According to NPD Group for consumer market research data, espresso machines represented 2.7% of the total coffee and espresso maker units sold in the United States during calendar year 2011.

Prior to the press release issued by Starbucks yesterday and their subsequent public comments, however, we were not made aware of any additional capabilities of their planned espresso system. We look forward to learning more about Starbucks’ new espresso system as it moves toward launch and to continuing to grow the single-serve filtered-coffee opportunity in North America with our Keurig® system partners, including Starbucks.

Item 8.01 Other Events

On March 09, 2012, we issued a press release commenting on Starbucks Espresso-Based Single Cup Category.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description

99.1	Press Release dated March 09, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke Chief Financial Officer

Date: March 09, 2012

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated March 09, 2012